UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 27, 2006

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices)(Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01.	Entry into a Material Agreement.

On September 27, 2006, the stockholders of Science Applications International Corporation (the Company) approved the 2006 Equity Incentive Plan of SAIC, Inc. and the 2006 Employee Stock Purchase Plan of SAIC, Inc.

The 2006 Equity Incentive Plan provides for the grant of stock options (including incentive stock options, as defined in section 422 of the Internal Revenue Code, and nonstatutory stock options), restricted stock, restricted stock units, deferred stock, stock appreciation rights, performance shares and other similar types of awards (including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights), as well as cash awards. SAIC, Inc. stock subject to the 2006 Equity Incentive Plan will either be class A preferred stock or common stock of SAIC, Inc. as determined by the committee of the board of directors administering the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan will become effective on the effective date of the merger described below in Item 8.01. The foregoing description of the 2006 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2006 Equity Incentive Plan filed as Exhibit 10.1 to this Report on Form 8-K.

The 2006 Employee Stock Purchase Plan provides our employees (and the employees of SAIC, Inc. or any majority-owned subsidiaries designated by the board of directors) with an opportunity to purchase class A preferred stock of SAIC, Inc. (or common stock of SAIC, Inc as determined by the compensation committee of the board of directors) through accumulated payroll deductions at a discounted purchase price. The 2006 Employee Stock Purchase Plan will become effective on the date which the first offering period commences as determined by the compensation committee, subject to the closing of the merger described below in Item 8.01. The foregoing description of the 2006 Employee Stock Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2006 Employee Stock Purchase Plan filed as Exhibit 10.2 to this Report on Form 8-K.

Item 8.01.	Other Events.

On September 1, 2005, the Company’s newly formed wholly-owned subsidiary, SAIC, Inc., filed a registration statement on Form S-1 with the Securities and Exchange Commission (SEC) for an initial public offering of common stock. In addition, SAIC, Inc. filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus that was delivered to the Company’s stockholders for a special meeting to vote on, among other things, a merger agreement pursuant to which the Company would become a wholly-owned subsidiary of SAIC, Inc. (the merger). In the merger, each share of the Company’s class A common stock will be converted into the right to receive two shares of class A preferred stock of SAIC, Inc., and subject to the exercise of appraisal rights, each share of the Company’s class B common stock will be converted into the right to receive 40 shares of class A preferred stock of SAIC, Inc. If the merger is completed, the common stock of SAIC, Inc. will have the same economic rights as its class A preferred stock but will be entitled to one vote per share while the class A preferred stock will be entitled to 10 votes per share. After the merger, SAIC, Inc. intends to offer its shares of common stock to the public.

A special meeting of stockholders of the Company to be held on August 29, 2006 was adjourned and reconvened on September 27, 2006. At the reconvened special meeting on September 27, 2006, the stockholders approved the following proposals:

1.	A proposal to approve and adopt the merger agreement.

2.	A proposal to approve and adopt the 2006 Equity Incentive Plan.

3.	A proposal to approve and adopt the 2006 Employee Stock Purchase Plan.

On September 27, 2006, the Company issued a press release announcing stockholder approval of the merger and related proposals at the reconvened special meeting. A copy of the release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	2006 Equity Incentive Plan of SAIC, Inc. Incorporated by reference to Exhibit 10.24 to SAIC, Inc.’s Post-Effective Amendment No. 3 to Form S-4 Registration Statement No. 333-128022, filed on July 25, 2006.

10.2	2006 Employee Stock Purchase Plan of SAIC, Inc. Incorporated by reference to Exhibit 10.25 to SAIC, Inc.’s Post-Effective Amendment No. 3 to Form S-4 Registration Statement No. 333-128022, filed on July 25, 2006.

99.1	Press release issued by the Company on September 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: September 27, 2006	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary